EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

MediciNova, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2022, relating to the consolidated financial statements of MediciNova, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

San Diego, California

May 13, 2022